EXHIBIT 10.39
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                                 PROMISSORY NOTE
                              (Non-Purpose Credit)


US$965,729                                                      Denver, Colorado
                                                                June 25, 2001

     FOR VALUE RECEIVED, the undersigned, The Fries Family Partnership LLLP, a Colorado limited liability limited partnership (the "Borrower"), hereby promises to pay, on demand at any time, to the order of UNITED INTERNATIONAL PROPERTIES, INC., a Colorado corporation (the "Company"), and together with any of its successors or assigns (the "Holder"), at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, or at such other place as Holder may designate in writing from time to time, the principal sum of Nine Hundred Sixty-Five Thousand Seven Hundred Twenty-Nine Dollars (US$$965,729) or, if less, the unpaid principal balance of such amount and any interest as set forth in this Note. A payment in the entire outstanding principal amount, plus all accrued but unpaid interest thereon shall in all events be due and payable on November 22, 2002.

     From the date of this Note and until paid in full, interest on the outstanding principal amount of this Note shall accrue at a variable rate per annum equal to (i) 2.5% plus the 90-Day LIBOR Rate (as defined below), if the Coverage Ratio (as defined below) is 200% or greater, or (ii) 3.5% plus the 90-Day LIBOR Rate, if the Coverage Ratio is less than 200%. The Coverage Ratio must at all times be no less than 100%. The 90-Day LIBOR Rate shall be determined as of the date of this Note for the period June 25, 2001 through August 21, 2001 and thereafter shall be redetermined every November 22, February 22, May 22 and August 22. If any interest determination date is not a Business Day (as defined below), the 90-Day LIBOR Rate shall be determined on the next Business Day. All interest shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve 30-day months and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable and shall be payable in cash.

     The "90-Day LIBOR Rate" shall mean, as of any date on which such 90-Day LIBOR Rate is to be determined, the rate for 90-day deposits of United States Dollars that appears as of 11:00 a.m., London time, on the display of the Dow Jones Telerate Service (or any successor service), for the purpose of indicating the London interbank rates of major banks for United States Dollars. If more than one such rate appears on such service, the 90-Day LIBOR Rate shall be the arithmetic mean of such rates.

     The "Coverage Ratio" shall mean, as of any date on which a 90-Day LIBOR Rate is to be determined, 100% multiplied by a fraction, the numerator of which is the aggregate spread between exercise prices and closing market prices (as quoted on the principal stock exchange for a particular security) as of the date for which the Coverage Ratio is determined for all of the Non-Purpose Stock (as defined below) and the denominator of which is the unpaid principal balance and interest due but unpaid, as of the close of business on any interest payment date, under this Note, plus any other non-purpose credit note of Borrower or Michael T. Fries in favor of Holder.

     "Stock" shall be defined to include all shares of Class A Common Stock and shares of Class B Common Stock of UnitedGlobalCom, Inc. ("UGC") beneficially owned by Borrower. "Purpose Stock" shall mean the Purpose Stock described in the Promissory Note (Purpose Credit) of even date herewith with Borrower as Borrower and the Company as Holder and any Stock directly or indirectly securing any promissory note or guaranty heretofore or hereafter executed by Borrower or Michael T. Fries evidencing or guaranteeing indebtedness to the Company that constitutes purpose credit under Regulation U. "Non-Purpose Stock" shall mean the Stock beneficially owned by the Borrower other than the Purpose Stock. "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successor or replacement law or regulation. "Business Day" shall mean any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or London, England.

     The Borrower hereby grants to the Company a security interest in the Non-Purpose Stock to secure all obligations under this Note, and Borrower shall execute such further documents and take such further action as the Company may request to perfect said security interest. Until this Note has been paid in full, the Borrower shall in no event (i) sell any of the Non-Purpose Stock, unless all of the proceeds of such sale are applied toward payment of due but unpaid interest or the outstanding principal balance of this Note or any other promissory note from the Borrower or Michael T. Fries payable to the Company evidencing non-purpose credit under Regulation U, or (ii) take any steps to transfer any of the Non-Purpose Stock. The Purpose Stock shall not constitute collateral or other direct or indirect security for the repayment of this Note.

     The Borrower further promises that, upon the release from collateral of any margin stock pledged by the Borrower in connection with any margin account, Borrower shall inform Holder of such release and if Holder so requests, Borrower shall promptly pledge such margin stock to the Holder, free and clear of any other lien, as security for the payment of this Note, and shall in connection with such pledge surrender to the Holder one or more certificates evidencing such margin stock and take such other action as may be necessary or desirable to perfect the Holder's security interest therein.

     The Borrower represents and warrants to the Company that it has not used, and the Borrower shall not use, any portion of the proceeds of any loan evidenced by this Note for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (as such terms are used in Regulation U). Without limiting the generality of the foregoing, the Borrower has not used and shall not use any portion of the proceeds of any loan evidenced by this Note for the purpose of maintaining, reducing or retiring indebtedness originally used to purchase margin stock. The Borrower represents and warrants to the Company that it is not generally engaged in the business of purchasing or selling margin stock or extending credit for the purpose of purchasing or carrying margin stock.

     Upon failure of the Borrower to pay the unpaid principal amount of this Note within thirty (30) days of the date when such amount becomes due and payable, or failure of the Borrower to pay interest on the unpaid principal amount of this Note within thirty (30) days of the date such interest is due and payable in addition to any other rights and remedies that the Holder may have hereunder or otherwise at law or in equity, Holder shall have the right to take any or all of the following actions: (a) cause the Non-Purpose Stock to be sold to a third party on behalf of the Borrower to the extent necessary for payment in full hereof, and (b) cause the Non-Purpose Stock to immediately be canceled and be no longer outstanding for any reason. Notwithstanding such sale, Borrower shall remain liable for all amounts due and owing under this Note.

     All payments under this Note shall be credited first toward interest then due and the remainder toward principal. The Borrower may prepay interest on and/or principal of this Note, in whole or in part, at any time without premium or penalty. All payments of the unpaid principal balance and interest will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, unless the withholding of such taxes or duties is required by law.

     If an attorney is engaged by the Holder to enforce or construe any provision of this Note and the Holder prevails in any related court proceeding, the Borrower shall pay, on demand, all attorneys' fees and all other costs incurred by the Holder, together with interest on such amount from the date of such demand until paid, at the rate of interest then payable under this Note plus an additional three (3) percent.

     Except as expressly provided in this Note, the Borrower and all endorsers waive presentment, demand, and notice of dishonor.

     No delay or failure of the Holder in the exercise of any right or remedy under this Note shall be deemed a waiver of such right, and no exercise or partial exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the Holder may have.

     This Note shall be governed by and construed in accordance with the laws of the State of Colorado. The Borrower hereby submits to the jurisdiction of the United States District Court for the District of Colorado and of any court of the State of Colorado sitting in Denver, Colorado, for purposes of all legal proceedings arising out of or related to this Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or later have to the lack of personal jurisdiction or laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in a court has been brought in an inconvenient forum. Notwithstanding the preceding two sentences, the Holder retains the right to bring any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Note in any court that has jurisdiction over the Borrower and subject matter.

     IN WITNESS WHEREOF, the Borrower has duly executed this Note to be effective as of June 25, 2001.


                                      THE FRIES FAMILY PARTNERSHIP LLLP

                                      By: General Partner



                                          By: /s/ William H. Hunscher, Jr.
                                              ----------------------------------
                                              William H. Hunscher, Jr., Trustee



                                      By: /s/ Michael T. Fries
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                                          Michael T. Fries
                                          Limited Partner